Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC

ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated August 4, 2025, with respect to the combined financial statements of YCS Group Holdings Limited and its subsidiaries, as of and for the years ended March 31, 2025 and 2024 in this Registration Statement on Form F-1 and the related Prospectus of YCS Group Holdings Limited and its subsidiaries filed with the Securities and Exchange Commission.

/s/ Enrome LLP

Singapore

September 26, 2025

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